UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/14/2006

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1850 M Street NW, Washington, DC 20036
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 14, 2006, Mark F. Thimmig executed a letter agreement with Varsity Group Inc. governing the terms of his employment (additional information in item 5.02 below). Mr. Thimmig's position with Varsity Group Inc. will be President and Chief Executive Officer with a base salary of $260,000 per year and a discretionary cash bonus of up to $130,000 to be determined based on certain sales goals and individual performance objectives. In addition, Mr. Thimmig received 100,000 stock options that vest monthly over five years and 300,000 shares of restricted stock that vest monthly over four years. If Mr. Thimmig is terminated without cause or resigns for good reason (in each case as defined), Mr. Thimmig will receive severance equal to continuation of base salary for one year. Mr. Thimmig will also be eligible to receive other benefits under our plans and reimbursement of relocation benefits. Mr. Thimmig's letter agreement is attached to this Form 8-K as Exhibit 10.1.

The description of the employment agreement with Mr. Thimmig is qualified in its entirety by reference to the copy of the employment agreement filed as Exhibit 10.1 hereof, which is incorporated by reference herein. In addition, the form of restricted stock agreement is attached as Exhibit 10.2 to this Form 8-K.

On February 15, 2006, Varsity Group Inc. entered into an amendment to Eric J. Kuhn's employment agreement dated August 24, 1999 (additional information in item 5.02 below). Effective as of February 15, 2006, Mr. Kuhn voluntarily resigned as President and Chief Executive Officer of Varsity Group Inc. Mr. Kuhn will remain as Chairman of the Board of Directors for Varsity Group Inc. The amendment agreement with Mr. Kuhn is attached to this Form 8-K as Exhibit 10.3.

The description of the amendment agreement with Mr. Kuhn is qualified in its entirety by reference to the copy of the amendment agreement filed as Exhibit 10.3 hereof, which is incorporated by reference herein.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 14, 2006, the Board of Directors appointed Mark F. Thimmig as President and Chief Executive Officer of Varsity Group Inc., effective on February 15, 2006. On February 15, 2006, Eric J. Kuhn resigned as President and Chief Executive Officer of Varsity Group Inc. Mr. Kuhn will remain as Varsity Group's Chairman of the Board. . Additional information regarding the letter agreement with Mr. Thimmig and the amendment agreement with Mr. Kuhn is provided in Item 1.01 above. That information is incorporated by reference into this Item 5.02.

Prior to joining Varsity Group, Mr. Thimmig, 51, served as President and Chief Executive Officer of White Hat Ventures, one of the nation's largest and fastest growing education management companies, from April 2001 to December 2005. From 1999 to 2001, Mr. Thimmig served as President, Chief Executive Officer, Founder and Chairman of the Board of LearningPays.com, an integrated application service provider. From 1996 to 1999, he held senior management positions within the auto industry, most recently with AutoNation, Inc. where he served as Vice President. Mr. Thimmig received a B.A. from Northwood University.

There are no family relationships between Mr. Thimmig and any of Varsity Group's executive officers or directors. Further, there are no transactions involving the Varsity Group and Mr. Thimmig which would be reportable pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: February 21, 2006	By:	/s/ Jack M Benson
Jack M Benson
CFO

Exhibit Index

Exhibit No.	Description
EX-10.1	Mark Thimmig letter agreement
EX-10.2	Mark Thimmig Restricted Stock Agreement
EX-10.3	Eric J. Kuhn amendment agreement